                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           TRANSACTION SYSTEMS ARCHITECTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                   [TSA LOGO]

                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                                                                January 22, 1999

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Tuesday, February 23, 1999 at 10:00 A.M., at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska.

    Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    After reading the Proxy Statement, please mark, date, sign, and return the enclosed proxy in the prepaid envelope, to assure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

    On behalf of the Board of Directors, I would like to express our appreciation for your interest in the Company.

                                          Sincerely,

                                              [SIGNATURE]
                                          William E. Fisher
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 23, 1999
                            ------------------------

    The Annual Meeting of Stockholders of Transaction Systems Architects, Inc. (the "Company") will be held at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, on February 23, 1999, at 10:00 A.M., for the following purposes:

    1. To elect six directors to hold office until the next Annual Meeting of Stockholders;

    2. To consider and vote upon a proposal to approve the Company's 1999 Stock Option Plan;

    3. To consider and vote upon a proposal to approve the Company's 1999 Employee Stock Purchase Plan;

    4. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors;

    5. To transact such other business as may properly come before the Meeting or any adjournment of the meeting.

    The Board of Directors has fixed the close of business on January 15, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment of the Meeting. Each share of the Company's Class A Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

    ALL HOLDERS OF THE COMPANY'S CLASS A COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                             [SIGNATURE]

                                          David P. Stokes
                                          SECRETARY

January 22, 1999

                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 23, 1999

                            ------------------------

    This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors of Transaction Systems Architects, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on February 23, 1999, and any postponement or adjournment thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998, which includes the Company's financial statements as of and for the year ended September 30, 1998, accompanies this Proxy Statement. STOCKHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND A LIST OF THE EXHIBITS THERETO WITHOUT CHARGE BY WRITTEN REQUEST TO INVESTOR RELATIONS, 224 SOUTH 108TH AVENUE, OMAHA, NEBRASKA 68154. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 22, 1999.

PROXY SOLICITATION

    The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it prior to its exercise by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who does attend the Annual Meeting may revoke a proxy previously submitted by voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the six nominees for director listed in this Proxy Statement, FOR approval of the Transaction Systems Architects, Inc. 1999 Stock Option Plan, FOR approval of the Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan, FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the September 30, 1999 fiscal year and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgement of the person or persons voting the same.

    The Company will bear the expense of preparing, printing and mailing this Proxy Statement and proxies solicited hereby and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. The Company has retained Norwest Bank to assist in the solicitation of proxies at a cost of approximately $10,000 plus normal out-of-pocket expenses.

OUTSTANDING SHARES AND VOTING RIGHTS

    Only stockholders of record at the close of business on January 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 31,186,947 shares of the Company's Class A Common Stock, $0.005 par value (the "Common Stock"), issued and outstanding, excluding 845 shares of Class A Common Stock held as treasury stock by the Company. The shares held as treasury stock are not entitled to be voted. Each holder of Common Stock is entitled to one vote per share for the election of directors and on all other matters to be voted on by the Company's stockholders. Holders of Common Stock may not cumulate their votes in the election of directors.

    The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding Common Stock shall constitute a quorum. Election of a director requires affirmative votes of the holders of a plurality of the Common Stock present in person, or represented by proxy, at a meeting (at which a quorum is present). Therefore, the six persons receiving the greatest number of votes shall be elected as directors. Since only affirmative votes count for this purpose, withheld votes will not affect the outcome, except that they will count in determining the presence of a quorum.

    With respect to the 1999 Stock Option Plan, 1999 Employee Stock Purchase Plan and ratification of the appointment of independent auditors, a stockholder may mark the accompanying form of proxy to (i) vote for the matter, (ii) vote against the matter or (iii) abstain from voting on the matter. Assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the matter is required for approval of the 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan and the affirmative vote of a majority of the shares of Common Stock represented at the meeting and voting on the matter is required for ratification of the appointment of independent auditors. Proxies marked to abstain from voting with respect to the 1999 Stock Option Plan or 1999 Employee Stock Purchase Plan will have the legal effect of voting against such matter and with respect to the ratification of independent auditors will have the effect of being represented for quorum purposes but not voted. The shares represented by broker proxies which are not voted with respect to the 1999 Stock Option Plan or 1999 Employee Stock Purchase Plan or the ratification of the appointment of independent auditors will be considered represented at the meeting and entitled to vote only as to those matters actually voted.

1. ELECTION OF DIRECTORS

    The Company's Board of Directors currently consist of six members. The Board of Directors has nominated the following persons, all of whom currently are serving as directors, for election as directors to serve until the 2000 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

    WILLIAM E. FISHER, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Fisher has been Director, Chairman of the Board, President and Chief Executive Officer of the Company since its formation in 1993. Mr. Fisher has also served as Chief Executive Officer of ACI Worldwide Inc. (a subsidiary of the Company, "ACI") since 1991. Since joining ACI in 1987, he has served in various other capacities, including Vice President of Financial Systems, Senior Vice President of Software and Services, Executive Vice President and Chief Operating Officer, and President. Prior to joining ACI, he held the position of President for the Government Services Division of First Data Resources ("FDR"), an information processing company. Mr. Fisher is a director of BA Merchant Services, Inc. (NYSE: BPI), West TeleServices Corporation (Nasdaq: WTSC) and Hypercom Corporation (NYSE: HYC). BA Merchant Services provides payment processing and related information products and services to merchants who accept credit and debit cards as payment for goods and services. West TeleServices is a provider of outsourced customized telecommunications-based services, inbound operator services, automated voice response services and outbound direct teleservices. Hypercom is a provider of point-of-sale payment products and enterprise networking products. Mr. Fisher is 52 years old.

    DAVID C. RUSSELL, DIRECTOR. Mr. Russell has been a Director of the Company since its formation in 1993. Mr. Russell is Chief Operating Officer of TSA and President of ACI. Since joining ACI in 1989, he has served in various other capacities, including Vice President of Strategic Planning, Vice President of Customer Support, and Senior Vice President of Software and Services. From 1984 to 1989, he held various operations and planning positions at FDR. Mr. Russell is 50 years old.

    PROMOD HAQUE, DIRECTOR. Mr. Haque has been a Director of the Company since January 1994. Mr. Haque is Vice President and General Partner of Norwest Venture Capital, Inc. ("NVCM"), an affiliate of Norwest Equity Capital, LLC ("NEC") in Minneapolis, Minnesota. He joined NVCM in 1990 as Investment Manager and became Vice President in 1992. Mr. Haque is a director of Connect, Inc. (Nasdaq: CNKT), Information Advantage, Inc. (Nasdaq: IACO), Prism Solutions (Nasdaq: PRZM), and Raster Graphics, Inc. (Nasdaq: RGFX). Connect is a provider of electronic procurement applications for the Internet. Information Advantage is a provider of decision support data analysis and reporting software. Prism Solutions is a provider of data warehouse management systems. Raster Graphics is a provider of color electrostatic printing systems. Mr. Haque is 50 years old.

    CHARLES E. NOELL, III, DIRECTOR. Mr. Noell has been a Director of the Company since January 1994. Mr. Noell is the Managing Partner of JMI Equity Fund, L.P. ("JMI"), a private investment fund. Prior to joining JMI in 1992, Mr. Noell served at various positions at Alex. Brown & Sons Incorporated, including Managing Director and head of the Technology Group. Mr. Noell is a director of Peregrine Systems, Inc. (Nasdaq:PRGN). Peregrine is a provider of enterprise wide help desk software. Mr. Noell is 47 years old.

    JIM D. KEVER, DIRECTOR. Mr. Kever has been a Director of the Company since November 1996. Mr. Kever is currently President and Co-Chief Executive Officer of Envoy Corporation (Nasdaq: ENVY). Envoy provides electronic processing services, primarily to the healthcare industry. He joined Envoy as Treasurer and General Counsel in October 1981. Mr. Kever has been a director of Envoy since 1981 and from 1984 until June 1995 he was Executive Vice President of Envoy. Before joining Envoy he was employed by Datanet, a corporation providing pharmaceutical software. From 1977 until 1979, Mr. Kever was with the certified public accounting firm of Peat, Marwick, Mitchell & Co. in the tax division. Mr. Kever is 46 years old.

    LARRY G. FENDLEY, DIRECTOR. Mr. Fendley has been a Director of the Company since November 1996. Mr. Fendley is currently President of Fendley Technology Services, Inc. Fendley Technology Services, Inc. provides consulting services to transaction processing and software companies. Until mid-1998, he was Executive Vice President, Product Delivery Services for CSG Systems, Inc., a subsidiary of CSG Systems International, Inc. (Nasdaq: CSGS). CSG Systems provides customer management solutions to the communications industry. Prior to joining CSG Systems in 1996, he was with Citibank, NA for ten years, most recently as General Manager of Information Services for the European, North America Card Products Division. Prior to Citibank, Mr. Fendley was with FDR as Vice President--Computer Technology and with Motorola in the Communications Products Division as International Operations Manager. Mr. Fendley is 57 years old.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

    Each of Messrs. Haque, Noell, Kever and Fendley receive a $3,125 fee per quarter for their services. Such fees for Messrs. Haque and Noell are paid to their affiliated management company. Messrs. Fisher and Russell do not receive any compensation for their services as directors. All directors are reimbursed for expenses incurred in connection with attendance at Board of Director and committee meetings.

    Each of Messrs. Kever and Fendley were granted a stock option for 20,000 shares of Common Stock upon their appointment to the Board of Directors on November 11, 1996. These options were granted under the Transaction Systems Architects, Inc. 1996 Stock Option Plan at an exercise price of $33.25 per share, which was the market price of the Common Stock on that day. Vesting of the options is 20% per year at the end of each of five years. Additionally, each of Messrs. Kever and Fendley shall receive options for 4,000 additional shares of Common Stock on the anniversary of their respective election to the Board in each of the four succeeding years so long as they remain a member of the Board of Directors on such anniversary date. Accordingly, on November 11, 1997, each of Messrs. Kever and Fendley were granted a stock option for 4,000 shares of Common Stock at an exercise price of $39.125 per share and on November 11, 1998, each of Messrs. Kever and Fendley were granted a stock option for 4,000 shares of Common Stock at an exercise price of $36.375 per share.

    The Company has standing audit and compensation committees of the Board of Directors. The audit committee consists of Messrs. Noell and Fendley. The audit committee monitors the effectiveness of the audit conducted by the Company's independent auditors and of the Company's internal financial controls. The auditors have full and free access to the audit committee without the presence of management. The audit committee held one meeting in November 1998, primarily to discuss the results of the fiscal 1998 independent audit and to recommend the appointment of independent auditors for fiscal 1999. The compensation committee consists of Messrs. Haque and Kever. This committee approves the compensation of the Company's executive officers. The compensation committee held one meeting in November 1998.

    During fiscal 1998, there were four regular meetings of the Board of Directors. Each incumbent director who was a member of the Board of Directors during fiscal year 1998 attended all of the regular meetings except Mr. Haque and Mr. Noell each of whom attended three of four regularly scheduled board meetings.

INFORMATION REGARDING STOCK OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1998, by (i) each of the Company's directors, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock.

BENEFICIAL OWNER                                                   NUMBER OF SHARES     PERCENT
----------------------------------------------------------------  ------------------  ------------
Warburg, Pincus Asset Management, Inc.(1) ......................        2,610,800            8.4
  466 Lexington Avenue, New York NY 10017

Pilgrim Baxter & Associates, Ltd.(2) ...........................        2,514,600            8.1
  825 Duportail Road, Wayne PA 19087

Charles E. Noell, III(3) .......................................           22,600          *

Jim D. Kever(4) ................................................            8,800          *

Larry G. Fendley(5) ............................................            9,750          *

Promod Haque(6) ................................................           14,347          *

William E. Fisher(7)(8) ........................................          525,000            1.7

David C. Russell(7)(9) .........................................          209,496          *

Edward H. Mangold(7)(10) .......................................          140,842          *

Thomas H. Boje(7)(11) ..........................................          120,500          *

Fred L. Grabher(7)(12) .........................................           71,942          *

All Directors and Executive Officers as a Group (17
  persons)(13) .................................................        1,391,690            4.4

------------------------

 *  Less than 1% of the outstanding Common Stock.

(1) The number of shares in the table is based on a Schedule 13G dated December 31, 1998, which indicates that Warburg, Pincus Asset Management, Inc. has sole dispositive power over all of these shares, sole voting power over 1,915,100 shares and shared voting power over 668,100 shares.

(2) The number of shares in the table is based on a Schedule 13F dated September 30, 1998, which indicates that Pilgrim Baxter & Associates, Ltd. has sole investment discretion over all of these shares, sole voting power over 2,026,400 of these shares and no voting power over 488,200 of these shares.

(3) Mr. Noell's business mailing address is 12680 High Bluff Drive, Number 200, San Diego, CA 92130-2002.

(4) Consists of 8,800 shares issuable upon exercise of options. Mr. Kever's business mailing address is Two Lakeview Place, 15 Century Boulevard, Suite 600, Nashville, TN 37214.

(5) Consists of 8,800 shares issuable upon exercise of options and 950 shares owned by Mr. Fendley's spouse. Mr. Fendley's business mailing address is 4749 Catclaw Drive, Abilene, TX 79606.

(6) Mr. Haque is also an officer of NEC, which holds an aggregate of 1,156,262 shares, and a non-managing member of Itasca, NEC, L.L.C., a Minnesota limited liability company ("Itasca"), which is the sole managing member of NEC. Mr. Haque disclaims beneficial ownership of all shares directly or indirectly beneficially owned by NEC, Itasca, and the managing members thereof and the number of shares set forth in the table as owned by Mr. Haque does not include the shares directly or indirectly beneficially owned by NEC, Itasca, and the managing members thereof. Mr. Haque's business mailing address is 245 Lytton Ave., Suite 250, Palo Alto, CA 94301.

(7) The business address is 224 South 108th Avenue, Omaha, NE 68154.

(8) Includes 450,000 shares held by a corporation of which Mr. Fisher is a principal shareholder. Mr. Fisher has sole investment discretion and voting authority over such shares. Also includes 25,000 shares issuable upon exercise of options.

(9) Includes 93,116 shares owned by Mr. Russell's spouse and 25,000 shares issuable upon exercise of options.

(10) Includes 21,250 shares issuable upon exercise of options.

(11) Includes 25,000 shares owned by Mr. Boje's spouse and 35,500 shares issuable upon exercise of options.

(12) Includes 6,250 shares issuable upon exercise of options.

(13) Includes 266,951 shares issuable upon exercise of options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of its executive officers on the basis of information obtained from them and review the forms submitted to the Company by its non-employee directors and beneficial owners of more than ten percent of the Common Stock. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and officers during or with respect to the last fiscal year were filed on time, except that Mr. Boje failed to timely file a Form 5 to report one transaction. Mr. Russell failed to timely file a Form 5 to report one transaction in fiscal 1996. Messrs. Boje and Russell subsequently filed appropriate forms.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

    The following table sets forth certain compensation information as to the Chief Executive Officer ("CEO") and the four highest paid executive officers (collectively, the "Named Executive Officers") of the Company for each of the years ended September 30, 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                              AWARDS(2)
                                                                            --------------
                                              ANNUAL COMPENSATION             SECURITIES
                                      ------------------------------------    UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      SALARY($)   BONUS($)(1)   OPTIONS(#)(2)    COMPENSATION($)(3)(4)
------------------------------------  ---------  -----------  ------------  --------------  -----------------------
William E. Fisher...................       1998  $   233,333   $  255,768        None              $   4,153
  Chairman of the Board                    1997      150,000      189,334      100,000                 4,952
  Chief Executive Officer                  1996      150,000      195,510        None                  4,779

David C. Russell....................       1998  $   150,000   $  154,255        None              $   4,153
  Senior Vice President,                   1997      140,000      145,299      100,000                 5,035
  Chief Operating Officer                  1996      128,333      141,255        None                  4,696

Edward H. Mangold...................       1998  $    96,791   $  234,618        None              $   4,698
  Senior Vice President                    1997       80,748      264,435       85,000                 5,114
  Americas Region                          1996       80,748      339,601        None                  3,793

Thomas H. Boje......................       1998  $   107,250   $  178,294        None              $   2,602
  Vice President                           1997       96,279       80,206      110,000                 2,602
  EMEA Region                              1996       75,030       86,893        None                  1,987

Fred L. Grabher.....................       1998  $   130,000   $  134,946        None              $   4,153
  Vice President                           1997      112,653      164,748       25,000                 1,265
  Crystal Clear Technology                 1996       95,000      156,005        None                  2,279

------------------------

(1) The Company's executive officers are eligible for quarterly cash bonuses. Such bonuses are generally based upon achievement of corporate, geographic or product performance objectives including sales, pretax profit, backlog, and cash flow.

(2) Includes options granted under the 1997 Management Stock Option Plan. Each of the Named Executive Officers paid for such options at the rate of $3.00 for each underlying share.

(3) Includes contributions made to the Company's retirement plans, except for the amounts for Mr. Boje for fiscal 1998 and 1997. Amounts for Mr. Boje for fiscal 1998 and 1997 represent payments made to him in lieu of contributions to the Company's 401(k) Retirement Plan on his behalf. For fiscal 1998, employer contributions to the Company's 401(k) Retirement Plan were $4,000, $4,000, $4,545, and $4,000 for Messrs. Fisher, Russell, Mangold and Grabher, respectively.

(4) Each of Messrs. Fisher, Russell, Mangold and Grabher and certain other executive officers are a party to an agreement pursuant to which each has agreed not to compete with the Company for so long as he or she is a stockholder of the Company. At the election of the Company, the non-compete agreement may remain in effect for two years after termination of employment (even if he or she is no longer a stockholder) if the Company pays him or her for two years. No amounts were paid in 1998 under this arrangement.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                                                          OPTIONS AT FISCAL YEAR-     MONEY OPTIONS FISCAL YEAR-
                                 SHARES                            END(#)                       END($)
                              ACQUIRED ON      VALUE     --------------------------  ----------------------------
NAME                          EXERCISE(#)   REALIZED($)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----------------------------  ------------  -----------  --------------------------  ----------------------------
William E. Fisher...........       --           --                25,000/75,000               287,500/862,500

David C. Russell............       --           --                25,000/75,000               287,500/862,500

Edward H. Mangold...........       --           --                21,250/63,750               244,375/733,125

Thomas H. Boje..............       --           --                35,500/82,500               580,250/948,750

Fred L. Grabher.............       --           --                 6,250/18,750                71,875/215,625

------------------------

(1) "In-the-Money" options are options outstanding at the end of the last fiscal year for which the fair market value of the Common Stock at the end of the last fiscal year ($35.50 per share) exceeded the exercise price of the options.

CERTAIN TRANSACTIONS

    The Company and KFS Management, Inc. are parties to agreements pursuant to which KFS Management, Inc. leases two aircraft to the Company on a non-exclusive basis for business use by the Company. Mr. Fisher and his brother-in-law are the sole stockholders of KFS Management, Inc. The Company pays rent equal to $1,300 per flight hour plus certain expenses. The agreements provide for advance payments totaling $65,000 to be made quarterly by the Company, with a true-up at the end of each quarter based on actual usage and expenses. During fiscal 1998, the Company paid KFS Management, Inc. a total of $171,185 under the lease agreements. Either party may terminate the lease agreements after April 1999 upon six months notice.

REPORT ON EXECUTIVE COMPENSATION

    All issues relating to executive officer compensation are addressed by the Board of Director's Compensation Committee. The Compensation Committee, which is comprised of Messrs. Haque and Kever approves base salary and incentive compensation for all executive officers. This report is submitted by the Compensation Committee.

    The components of the Company's executive compensation program consist of base salaries and annual incentive plans. The Company's compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the software and computer services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Company's compensation program is structured and administered to support the Company's business mission and generate favorable returns for its stockholders.

    BASE SALARY. Each executive officer's base salary, except for the CEO, is based on the recommendation of Mr. Fisher to the Compensation Committee. Such recommendations are derived primarily through a comparison of industry and competitive labor markets for executive officer services from surveys conducted by Culpepper and Associates, Inc. ("Culpepper"). In comparison to those surveys, base salaries recommended are slightly lower than the average of other comparably sized software companies. Other factors in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive's business unit or department in relation to established strategic plans, the Company's operating budget for the year and the overall performance of the Company.

    INCENTIVE COMPENSATION PLAN. For each executive officer, an incentive compensation plan is established at the beginning of each fiscal year in connection with the Company's strategic plans and annual operating budgets. Except for the CEO, Mr. Fisher provides recommendations to the Compensation Committee for incentive compensation for each executive officer. The level of incentive compensation recommended for each executive officer is derived through a comparison of industry and competitive labor markets from surveys conducted by Culpepper. In comparison to those surveys, the incentive compensation recommended approximates the average of other comparably sized software companies. Under these incentive compensation plans, an executive's potential incentive payment is related to the Company's profit attainment, ending backlog, cash flow, and/or the financial performance of an executive's division or department. Because growth in the Company's profit, backlog, cashflow and divisional financial performance, all being substantial factors in the calculation of incentive compensation, exceeded the Company's expectations in fiscal 1998, bonuses for each of the Company's Named Executive Officers exceeded target levels for fiscal 1998.

    CEO COMPENSATION. Compensation for Mr. Fisher is based on the same criteria used for executive officers generally, as described above. In addition to his base salary, in 1998 Mr. Fisher was eligible to earn 100% of his base salary if the Company attained 100% of its targets. As compared to industry surveys conducted by Culpepper, Mr. Fisher's base salary was approximately 52% lower than the average and his incentive compensation target for 1998 was approximately 8% lower than the average. Mr. Fisher's actual combined earnings for 1998 was approximately 36% less than the average. His maximum possible bonus for 1998 was 150% of his base salary if the Company exceeded its targets. For 1998, the Company exceeded its targets and Mr. Fisher earned as a bonus 104% of his base salary.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has no current plan to pay any of its executive officers annual compensation over $1,000,000, it currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

                                          COMPENSATION COMMITTEE

                                          Promod Haque

                                          Jim D. Kever

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Messrs. Haque and Kever. None of these individuals was at any time during 1998, or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

    In accordance with Securities and Exchange Commission rules, the following table shows a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index and the NASDAQ Computer & Data Processing Services ("C&DP") Index for comparison.

                COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
        AMONG TRANSACTION SYSTEMS ARCHITECTS, INC., THE S & P 500 INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               TRANSACTION SYSTEMS ARCHITECTS, INC.        S & P 500        NASDAQ COMPUTER & DATA PROCESSING

2/24/95                                              100          100                                           100

9/95                                              149.65       122.64                                        140.75

9/96                                              472.73       147.58                                        174.56

9/97                                              454.55       207.27                                        236.26

9/98                                              397.20       226.02                                        308.26

    Assumes $100 invested on February 24, 1995 (the date of the Company's Initial Public Offering ("IPO") at the closing price on the IPO date of $8.9375 per share adjusted for a two-for-one stock split effected in the form of a 100% stock dividend in July 1996) in the Company's Common Stock, the S&P 500 Index and the NASDAQ C&DP Index.

2.  APPROVAL OF 1999 STOCK OPTION PLAN

    On January 21, 1999, the Board of Directors adopted, subject to the approval by the stockholders of the Company, the 1999 Stock Option Plan. Of the 1,008,000 shares of Common Stock authorized for issuance under the Company's 1996 Stock Option Plan which was approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders, only 66,637 remain available for new grants as of December 31, 1998. The 1999 Stock Option Plan provides for an additional 1,000,000 shares of Common Stock for which options may be granted.

    The following summary description of the 1999 Stock Option Plan is qualified in its entirety by reference to the full text of the 1999 Stock Option Plan, which is set forth as Appendix A to this Proxy Statement.

    If approved by the stockholders, the 1999 Stock Option Plan will allow the Compensation Committee (or such other committee of the Board as may be directed by the Board) (the "Committee") to provide for awards for employees of the Company and its subsidiaries from time to time, in its sole discretion, of stock options (including incentive stock options qualifying under Section 422 of the Code and non-qualified stock options which do not so qualify), that the Committee determines to be consistent with the objectives and limitations of the 1999 Stock Option Plan. All employees of the Company or any subsidiary of the Company who are actively and customarily employed for 20 hours or more per week are eligible to participate in the 1999 Stock Option Plan, including employees who are members of the Board of Directors. As of December 31, 1998, the Company and its subsidiaries have approximately 2,000 eligible employees. The 1999 Stock Option Plan will expire, unless earlier terminated, on February 22, 2009.

    An aggregate of 1,000,000 shares of Common Stock will be available under the 1999 Stock Option Plan. The shares subject to grants that terminate unexercised will be available for future grants. The total number of shares of Common Stock for which options may be granted to any "covered employee" within the meaning of Code Section 162(m) during any twelve month period will not exceed 75,000 in the aggregate, subject to adjustment as provided below. Adjustments will be made in the number of shares subject to existing or future awards under the 1999 Stock Option Plan and in the exercise price of an outstanding award in the event that the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, without the receipt of consideration by the Company, by reason of a reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock. In the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or
(ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding options and the shares of Common Stock for which options may be granted, including without limitation the revision, cancellation or termination of any outstanding options or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding options (and of the shares of the Company's Common Stock for which options may be granted under the 1999 Stock Option Plan) into or for securities or other property of another corporation. Additional limitations apply to the aggregate fair market value of shares granted under incentive stock options that are first exercisable during any calendar year in order to comply with Section 422 of the Code.

    The exercise price of any option is determined by the Committee at the time the option is awarded. In the case of incentive stock options, the option exercise price may not be less than 100 percent of the fair market value of the Company's Common Stock on the date the option is granted. In the case of non-qualified stock options, the option exercise price may be equal to, more than or less than the fair market value of the Company's Common Stock on the date the option is granted.

    Payment of the option exercise price may be made in cash, by certified check, or if authorized by the Committee, by delivery of shares of Common Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the shares of Common Stock as to which the option is being exercised, or if authorized by the Committee, by authorizing the Company to withhold from the total number of shares of Common Stock to be acquired upon exercise of an option that number of shares of Common Stock having an aggregate fair market value (as of the date the withholding is effected) that would equal the aggregate exercise price of the shares of Common Stock as to which the option is being exercised, or by any combination of such methods of payment or by any other method of payment that may be authorized by the Committee.

    Awards under the 1999 Stock Option Plan are not transferable otherwise than by will or the laws of descent and distribution.

    The 1999 Stock Option Plan will be administered by the Committee. All members of the Committee are non-employee directors.

    The Committee has authority to, within the limits of the 1999 Stock Option Plan, (i) determine the employees to whom options will be granted, (ii) designate an option as an incentive stock option or a non-qualified stock option, (iii) establish the number of shares of Common Stock that may be purchased under each option and the option exercise price, (iv) determine the time and the conditions subject to which options may be exercised in whole or in part, (v) fix the term of all options granted under the 1999 Stock Option Plan, provided that the term of any incentive stock option may not exceed ten years from the date of grant, (vi) determine how withholding taxes related to exercises are paid, (vii) establish any other terms, restrictions or conditions applicable to any option not inconsistent with the provisions of the 1999 Stock Option Plan, and (viii) take any other actions deemed necessary or advisable for the administration of the 1999 Stock Option Plan. The Committee will have the power to interpret the 1999 Stock Option Plan and may adopt, amend and rescind rules, not inconsistent with the provisions of the 1999 Stock Option Plan, as it deems advisable.

    The Board of Directors may amend the 1999 Stock Option Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable Nasdaq National Market or stock exchange rules, applicable Code provisions, or other applicable laws or regulations. Amendments made without stockholder approval could increase the cost to the Company under the 1999 Stock Option Plan although the amount of such cost is not determinable. The Board of Directors may terminate the 1999 Stock Option Plan at any time in its sole discretion. Any termination or amendment of the 1999 Stock Option Plan may not alter or impair any rights or obligations under any option previously granted in any material adverse way without the affected participant's consent.

    Within the limitations of the 1999 Stock Option Plan, the Committee may modify, extend or renew outstanding options or accept the cancellation of outstanding options for the granting of new options in substitution therefore, provided that, except for certain adjustments, (i) no modification of an option may, without the consent of the participant, alter or impair any rights or obligations under any option previously granted in any material adverse way without the affected participant's consent and (ii) the exercise price of outstanding options may not be altered, amended or modified.

    Under current law, the United States federal income tax consequences to participants and the Company of options granted under the 1999 Stock Option Plan would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential United States federal income tax or other tax consequences relevant to employees and the Company or to describe tax consequences based upon particular circumstances. In addition, the summary does not discuss the income tax laws of any municipality, state or foreign country in which the participant may reside and to which the participant may be subject.

    A participant receiving a non-qualified stock option under the 1999 Stock Option Plan does not recognize taxable income on the date of grant of the option. However, the participant must generally recognize ordinary income when a non-qualified stock option is exercised equal to the difference between the option exercise price and the fair market value, on the date of exercise, of the shares of the Company's Common Stock. If a holder of a non-qualified stock option pays the exercise price, in full or in part, with previously acquired shares of the Company's Common Stock, special rules will apply. Special rules also apply if the shares acquired upon exercise of a non-qualified stock option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, executive officers or 10% shareholders. Any compensation includable in the gross income of the participant in respect of a non-qualified stock option will be subject to appropriate federal employment taxes.

    A participant who is granted an incentive stock option will not recognize taxable income either on the date of grant or on the date of its timely exercise, although the spread on exercise of an incentive stock option would be an item of tax preference income potentially subject to the alternative minimum tax. Upon disposition of the shares of the Company's Common Stock acquired upon exercise of an incentive stock option, capital gain or loss would be recognized in an amount equal to the difference between the sales price and the option exercise price, provided the participant has not disposed of the shares of the Company's Common Stock within two years of the date of grant of the option nor within one year from the date of exercise. When a participant exercises an incentive stock option, the Company will not generally be entitled to a federal income tax deduction. However, if the participant disposes of stock acquired through exercise of such an option before meeting the required holding periods, the participant must generally recognize ordinary income in the amount of the difference between the option exercise price and the fair market value, on the date of exercise, of the shares of the Company's Common Stock, except that if the disposition is a sale and the sale price is lower than the value of the shares on the exercise date, the lower sale price generally governs the amount of ordinary income. The Company would generally be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant. The balance of the gain, if any, will be capital gain taxed at the applicable capital gains rate. If the holder of an incentive stock option pays the exercise price, in full or in part, with previously acquired shares of the Company's Common Stock, special rules will apply.

    The Company will not be entitled to a federal income tax deduction upon the grant of an option under the 1999 Stock Option Plan. However, when a participant exercises a non-qualified stock option, the Company will generally be entitled to a federal income tax deduction in the amount of the difference between the option exercise price and the fair market value of the shares of the Company's Common Stock on the date of exercise. The payment by the participant to the Company of the exercise price has no tax consequences to the Company.

    In fiscal 1998, the Company granted under the 1996 Stock Option Plan options to purchase an aggregate of 8,000 shares to all current directors who are not executive officers as a group and options to purchase an aggregate of 330,650 shares to all employees, including all current officers who are not executive officers, as a group. In addition, in fiscal 1998 the Company did not grant any options under the 1996 Stock Option Plan to any of the Named Executive Officers or current executive officers of the Company.

    The last sale price of the Company's Common Stock on January 15, 1999 as reported by the Nasdaq National Market was $49.375 per share

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK OPTION PLAN.

3.  APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

    On January 21, 1999 the Board of Directors adopted, subject to the approval by the stockholders of the Company, the 1999 Employee Stock Purchase Plan. Of the 900,000 shares of Common Stock authorized for issuance under the Company's 1996 Employee Stock Purchase Plan which was approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders, 819,330 remain available for issuance as December 31, 1998. However, the 1996 Employee Stock Purchase Plan terminates March 31, 1999 and no shares will be issued under the 1996 Employee Stock Purchase Plan after March 31, 1999. The 1999 Employee Stock Purchase Plan provides for 250,000 shares of Common Stock for purchase by participating employees.

    The following summary describes the 1999 Employee Stock Purchase Plan. This summary is qualified in its entirety by reference to the specific provisions of the 1999 Employee Stock Purchase Plan, the full text of which is set forth as Appendix B.

    If approved by stockholders, the 1999 Employee Stock Purchase Plan will become effective April 1, 1999. The plan will have a duration of five years and one month subject to earlier termination by the Board of Directors.

    The 1999 Employee Stock Purchase Plan permits eligible employees of the Company and its participating subsidiaries to purchase the Company's Common Stock through payroll deductions during twenty (20) consecutive participation periods, beginning with the period commencing April 1, 1999. The participation periods will be three months in length with the exception of the first participation period which will be four months in length commencing April 1, 1999 and ending July 31, 1999. In general, eligible employees can elect for each participation period to purchase full shares through payroll deductions of up to 10 percent of base pay, but in no event may the participant's rights to purchase shares of Common Stock accrue at a rate that exceeds $25,000 of fair market value of Common Stock in a calendar year. The purchase price a participant pays for the shares is equal to 85 percent of the closing market bid price of the Common Stock on the first business day or the last business day of each participation period, whichever is lower. Shares for the 1999 Employee Stock Purchase Plan may be authorized and unissued shares or treasury shares.

    Eligibility to participate will generally be extended to all regular employees of the Company and its participating subsidiaries who are actively and customarily employed for 20 hours or more per week and who have completed three months of employment. Officers and members of the Board of Directors who are eligible employees are also permitted to participate. An employee is ineligible to participate if immediately after such grant, such employee would own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock which the employee may purchase under outstanding options as stock owned by the employee.

    The 1999 Employee Stock Purchase Plan will be administered by the Compensation Committee of the Board of Directors or such other committee established by the Board of Directors (the "Committee"). The Committee may amend the 1999 Employee Stock Purchase Plan or adopt sub-plans, in its sole discretion, in order to conform the terms of the 1999 Employee Stock Purchase Plan with the requirements of local law with respect to participating subsidiaries that employ participants who reside outside the United States. The Committee will have the power to interpret the plan and may adopt, amend and rescind rules, not inconsistent with the provisions of the plan, that it deems advisable. The 1999 Employee Stock Purchase Plan may be amended by the Board of Directors from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations. The Board of Directors may terminate the plan at any time in its sole discretion.

    The proceeds of the sale of stock received under the 1999 Employee Stock Purchase Plan will constitute general funds of the Company and may be used by it for any purpose.

    The number of shares to be issued under the 1999 Employee Stock Purchase Plan will be adjusted by the Board of Directors in the event that the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation without the receipt of consideration by the Company, by reason of a reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock. In the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or
(ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Board of Directors may make such adjustment as it deems equitable.

    Under current law, the United States federal income tax consequences to participants and the Company of options granted under the 1999 Employee Stock Purchase Plan would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential

United States federal income tax or other tax consequences relevant to employees and the Company or to describe tax consequences based upon particular circumstances. In addition, the summary does not discuss the income tax laws of any municipality, state or foreign country in which the participant may reside and to which the participant may be subject.

    If shares of Common Stock are issued to a participant under the 1999 Employee Stock Purchase Plan, and if no disposition of such shares is made within two years of the first day of the participation period, or within one year after the transfer to such participant of such shares, or in the event of the participant's death (whenever occurring) while owning such shares, then: (a) no income will be realized by the participant at the time of the transfer of the shares to such participant and (b) when the participant sells or otherwise disposes of such shares (or dies holding the shares), there will be included in his or her gross income, as compensation, an amount equal to the lesser of (i) the amount by which the fair market value of the shares on the first day of the participation period exceeds the purchase price for the shares, or (ii) the amount by which the fair market value at the time of disposition or death exceeds the purchase price for the shares. Any further gain will be treated for federal income tax purposes as long-term capital gain, provided that the employee holds the shares for the applicable long-term capital gain holding period after the last day of the participation period applicable to such shares.

    No deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of any right to purchase shares under the 1999 Employee Stock Purchase Plan if there is no disposition of the shares within either the two-year or the one-year periods referred to above. If there is a disposition of shares by a participant within either of these periods, such participant will realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the shares at the time of purchase, and the Company will generally be entitled to a deduction in the same amount. The amount of ordinary income realized by the participant may be subject to withholding for taxes. Any difference between the amount received by an employee upon such a disposition and the fair market value of the shares at the time of purchase will be capital gain or loss, as the case may be.

    If the purchase of shares under the 1999 Employee Stock Purchase Plan is not pursuant to an "employee stock purchase plan" under Section 423 of the Code, the purchase will be treated as the exercise of a non-qualified stock option. The participant will therefore recognize ordinary income at the time of purchase in an amount equal to the excess of the fair market value of the shares acquired over the purchase price, and the Company will generally be entitled to a deduction in the same amount. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of
(a) the purchase price for such shares and (b) the amount of ordinary income recognized on the purchase of such shares, will be treated as a capital gain or loss, as the case may be.

    During fiscal 1998, employees purchased an aggregate of 30,881 shares of Common Stock under the 1996 Employee Stock Purchase Plan. Executive officers and directors of the Company are not eligible to participate in the 1996 Employee Stock Purchase Plan but are eligible to participate in the 1999 Employee Stock Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as the auditors of the Company for the fiscal year ending September 30, 1999, subject to the ratification of such appointment by stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception in 1993.

    If the foregoing appointment of Arthur Andersen LLP is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1999 Annual Meeting of Stockholders will be subject to approval of stockholders at that meeting. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting and will have the opportunity to make statements and/or respond to appropriate questions from stockholders present at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

5.  OTHER MATTERS

    The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

STOCKHOLDERS PROPOSALS

    Proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Corporate Secretary's office, 224 South 108th Avenue, Omaha, Nebraska 68154, no later than September 24, 1999, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

    Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, if the Company does not receive advance notice of a stockholder proposal to be raised at its next Annual Meeting in accordance with the requirements of the Company's By-laws, management may use its discretionary voting authority to vote management proxies on the stockholder proposal without any discussion of the matter in the proxy statement. The Company's By-laws provide that written notice of a stockholder proposal must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than 80 days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The Company's By-laws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting, and if he should so determine, any such business not properly brought before the meeting shall not be transacted.

                                          By Order of the Board of Directors,

                                             [SIGNATURE]

                                          David P. Stokes
                                          SECRETARY

                                                                      APPENDIX A

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                             1999 STOCK OPTION PLAN

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                             1999 STOCK OPTION PLAN

    Section 1. PURPOSE. The purpose of the Transaction Systems Architects, Inc. 1999 Stock Option Plan (the "Plan") is to provide long term incentives and rewards to employees of Transaction Systems Architects, Inc. (the "Company") and any Subsidiary of the Company, by providing an opportunity to selected employees to purchase Common Stock of the Company. By encouraging stock ownership, the Company seeks to attract and retain employees and to encourage their best efforts to work at the success of the Company.

    Section 2. DEFINITIONS. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

    2.1. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

    2.2.  "CODE"  shall mean the Internal Revenue Code of 1986, as amended.

    2.3. "COMMITTEE" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

    2.4.  "COMMON STOCK"  shall mean the Class A Common Stock of the Company.

    2.5.  "DISABILITY"  shall mean permanent and total disability as defined in
Section 22(e)(3) of the Code.

    2.6.  "EFFECTIVE DATE"  shall have the meaning set forth in Section 18.

    2.7. "EMPLOYEE" shall mean any person, including an officer or employee-director of the Company or any Subsidiary of the Company, who, at the time an Option is granted to such person hereunder, is actively and customarily employed for 20 hours or more per week by the Company or any Subsidiary of the Company.

    2.8. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    2.9. "FAIR MARKET VALUE" shall mean the closing bid price on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

    2.10. "ISO" shall mean an option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

    2.11. "NON-QUALIFIED OPTION" shall mean an option granted under the Plan which does not constitute and is not treated as an ISO nor as an option described in Section 423(b) of the Code.

    2.12. "OPTION" shall mean any ISO or Non-Qualified Option granted under this Plan.

    2.13. "PARTICIPANT" shall mean any Employee to whom an Option is granted under the Plan.

    2.14. "SUBSIDIARY OF THE COMPANY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    Section 3. ELIGIBILITY. Options may be granted to any Employee. The Committee shall have the sole authority to select the Employees to whom Options are to be granted hereunder and to determine whether an Employee is to be granted a Non-Qualified Option or an ISO or any combination thereof. No Employee shall have any right to participate in the Plan. Any Employee selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

    Section 4.  COMMON STOCK SUBJECT TO THE PLAN.

    4.1. The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate one million (1,000,000) shares of Common Stock, subject to adjustment pursuant to Section 7. The total number of shares of Common Stock for which Options may be granted to any "covered employee" within the meaning of Section 162(m) of the Code during any twelve month period shall not exceed 75,000 in the aggregate, subject to adjustment pursuant to Section 7.

    4.2. The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

    4.3.  SPECIAL ISO LIMITATIONS.

    (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISO's are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company or any Subsidiary of the Company) shall not exceed $100,000.

    (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, unless the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

    4.4. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

    Section 5.  ADMINISTRATION OF THE PLAN.

    5.1 The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as may be directed by the Board of Directors (the "Committee") consisting of no less than two persons. All members of the committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

    5.2. The Committee shall have the sole authority and discretion to grant Options under this Plan and, subject to the limitations set forth in Sections
4.3 and 6 hereof, to determine the terms and conditions of all Options, including, without limitation, (i) selecting the Employees who are to be granted Options hereunder; (ii) designating whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) establishing the number of shares of Common Stock that may be purchased under each Option upon exercise and the Option exercise price per share of Common Stock; (iv) determining the time and the conditions subject to which Options may be exercised in whole or in part; (v) determining the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock or the shares of Common Stock available under the Option may be used by a Participant to exercise an Option) and establishing procedures in connection therewith; (vi) imposing restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) determining the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (viii) establishing procedures whereby a number of shares of Common Stock may be withheld from the total number of shares of Common Stock to be issued upon exercise of an Option to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Participant upon exercise of an Option; (ix) accelerating or, with the consent of the Participant, deferring the time when outstanding Options may be exercised, provided, however, that any ISO's shall be "accelerated" within the meaning of Section 424(h) of the Code; (x) establishing any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan; (xi) authorizing any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xii) taking any other actions deemed necessary or advisable for the administration of the Plan.

    5.3. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt, amend and rescind such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

    5.4. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

    5.5 Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

    5.6. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

    Section 6.  TERMS AND CONDITIONS OF OPTIONS.

    6.1. ISO'S. Except as otherwise provided in this Section 6.1, the terms and conditions of each ISO granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written ISO agreement between the Company and the Participant in such form as the Committee shall approve. No person shall have any rights under any ISO granted under the Plan unless and until the Company and the person to whom such ISO shall have been granted shall have executed and delivered an agreement expressly granting the ISO to such person and containing provisions setting forth the terms for the ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. The terms and conditions of each ISO agreement shall include the following:

    (a) The ISO exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

    (b) ISO's shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant.

    (c) The Committee shall fix the term of all ISO's granted pursuant to the Plan (including the date on which such ISO shall expire and terminate) provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

    (d) In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by
(i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

    6.2. NON-QUALIFIED OPTIONS. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. No person shall have any rights under any Non-Qualified Option granted under the Plan unless and until the Company and the person to whom such Non-Qualified Option shall have been granted shall have executed and delivered an agreement expressly granting the Non-Qualified Option to such person and containing provisions setting forth the terms for the Non-Qualified Option. The terms and conditions of each Non-Qualified Option will be such that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code or an option described in
Section 423(b) of the Code and will be a "non-qualified stock option" for federal income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. The terms and conditions of each Non-Qualified Option agreement shall include the following:

    (a) The Option exercise price shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

    (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

    (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

    (d) In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

    6.3 VESTING; PERIOD FOR EXERCISE OF OPTION. In the sole discretion of the Committee, the terms and conditions of any Option may include any of the following provisions:

    (a) An Option may not be exercised during the first year from the date it is granted. After the first anniversary of the date on which an Option is granted, it may be exercised as to not more than 33-1/3% of the shares of Common Stock available for purchase under the Option and, after the second and third anniversaries of the Option grant date, it may be exercised as to not more than an additional 33-1/3% of such shares plus any shares as to which the Option might theretofore have been exercisable but shall not have been exercised.

    (b) Subject to subsection (d) below, if a Participant ceases to be an Employee of the Company or a Subsidiary of the Company for any reason other than as a result of his death or Disability, the unexercised portion of any Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, but no later than the date the Option expires, and only to the extent that the Participant could have otherwise exercised such Option as of the date on which he ceased to be so employed. To the extent that the Participant is not entitled to exercise the Option on such date, or if the Participant does not exercise it within the time specified, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be an Employee.

    (c) Subject to subsection (d) below, if a Participant ceases to be an Employee of the Company or a Subsidiary of the Company by reason of his Disability, the unexercised portion of any Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, but no later than the date the Option expires, and to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. To the extent that the Participant is not entitled to exercise the Option on such date, or if the Participant does not exercise it within the time specified, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be an Employee by reason of his Disability.

    (d) If a Participant dies while employed by the Company or a Subsidiary of the Company (or dies within a period of one month after ceasing to be an Employee for any reason other than Disability or within a period of one year after ceasing to be an Employee by reason of Disability), the unexercised portion of any Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, but no later than the date the Option expires, and to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. Such Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. To the extent that the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified, such Option shall terminate.

    6.4. PROCEDURES FOR EXERCISE OF OPTION; RIGHTS OF STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times, under such conditions, as shall be determined by the Committee and in accordance with the terms of the Plan. An Option may not be exercised for a fraction of a share of Common Stock. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option agreement by the Participant entitled to exercise the Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable hereunder. Payment for the shares of Common Stock upon exercise of an Option shall be made in cash, by certified check, or if authorized by the Committee, by delivery of other shares of Common Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the shares of Common Stock as to which the Option is being exercised, or if authorized by the Committee, by authorizing the Company to withhold from the total number of shares of Common Stock to be acquired upon exercise of an Option that number of shares of Common Stock having an aggregate Fair Market Value (as of the date the withholding is effected) that would equal the aggregate exercise price of the shares of Common Stock as to which the Option is being exercised, or by any combination of such methods of payment or by any other method of payment that may be permitted under applicable law and the Plan and authorized by the Committee under Section 5.2 of the Plan. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 7 of the Plan. Each exercise of an Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Option.

    Section 7.  ADJUSTMENTS.

    7.1 In the event that the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock (and the Option exercise price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISO's and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    7.2 Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or
(ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the

Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding Options (and of the shares of the Company's Common Stock for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Committee shall be final, conclusive and binding for all purposes of the Plan.

    Section 8. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant's employment with the Company or any Subsidiary of the Company, as the case may be, at any time.

    Section 9. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or stock exchange rules, applicable Code provisions, or other applicable laws or regulations.

    Section 10. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Participant's consent.

    Section 11. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan and subject to Section 7, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options for the granting of new Options in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in
Section 7, (i) no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Participant's consent, and (ii) the exercise price of outstanding Options may not be altered, amended or modified.

    Section 12. GOVERNING LAW. The Plan and any and all Option agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

    Section 13. NO STRICT CONSTRUCTION. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Committee.

    Section 14. SUCCESSORS. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

    Section 15. SEVERABILITY. If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

    Section 16. PLAN PROVISIONS CONTROL. The terms of the Plan govern all Options granted under the Plan, and in no event will the Committee have the power to grant any Option under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such Option, the term in the Plan as constituted on the grant date of such Option shall control.

    Section 17. HEADINGS. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

    Section 18. EFFECTIVE DATE OF THE PLAN. The Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after January 1, 1999. Unless at such meeting the Plan is approved and ratified by the stockholders of the Company, in the manner provided by the Company's By-Laws, then and in such event, the Plan and any then outstanding Options that may have been conditionally granted prior to such stockholder meeting shall become null and void and of no further force and effect. Subject to the immediately preceding sentence, the Plan shall be effective as of February 23, 1999. The Plan shall continue in effect for a term of 10 years unless sooner terminated under Section 10.

                                                                      APPENDIX B

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

    Section 1. PURPOSE. The purpose of the Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is to provide an opportunity to current employees of Transaction Systems Architects, Inc. (the "Company") or any Participating Subsidiary of the Company to purchase its Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees to devote their best efforts to the financial success of the Company. It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Plan authorizes the grant of Options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

    Section 2. DEFINITIONS. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

    2.01. "BASE PAY" shall mean the monthly pay rate of a salaried Employee or the hourly pay rate of an hourly Employee. Base Pay shall not include payments for overtime, allowances, bonuses and other special payments, commissions and other marketing incentive payments.

    2.02. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

    2.03. "COMMITTEE" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

    2.04.  "COMMON STOCK"  shall mean the Class A Common Stock of the Company.

    2.05. "EMPLOYEE" shall mean any person, including any officer or employee-director of the Company or any Participating Subsidiary of the Company, who is actively and customarily employed for 20 hours or more per week by the Company or a Participating Subsidiary of the Company.

    2.06. "FAIR MARKET VALUE" shall mean the closing bid price on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

    2.07.  "OFFERING"  shall have the meaning described in Section 4.01.

    2.08. "OPTION" shall mean any option to purchase Common Stock granted to an Employee pursuant to this Plan.

    2.09. "PARTICIPANT" shall mean any Employee that is eligible to participate in the Plan in accordance with Section 3 and who elects to participate in the Plan.

    2.10 "PARTICIPATING SUBSIDIARY OF THE COMPANY" means any Subsidiary of the Company that has been designated by the Board of Directors as eligible to participate in the Plan with respect to its Employees.

    2.11. "PARTICIPATION PERIOD" shall mean the period beginning on April 1, 1999 and ending on July 31, 1999 and each three-month period thereafter during the term of the Plan. The Plan shall be in effect from April 1, 1999, to April 30, 2004. There shall be twenty Participation Periods during the term of the Plan.

    2.12. "SUBSIDIARY OF THE COMPANY" means any foreign or U.S. domestic corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    Section 3. ELIGIBILITY AND PARTICIPATION. The following provisions shall govern the eligibility of Employees to participate in the Plan.

    3.01. ELIGIBILITY. Any Employee who shall have completed three months of employment with the Company or any Participating Subsidiary of the Company shall be eligible to participate in the Offering as of the first day of the next Participation Period. The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code Section 414(q). The Committee may impose restrictions on eligibility and participation of Employees who are officers or directors to facilitate compliance with federal or state securities laws or foreign laws.

    3.02. RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan:

    (a) if, immediately after such grant, such Employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock which the Employee may purchase under outstanding options as stock owned by the Employee; or

    (b) which would permit his or her rights to purchase stock under the Plan (and under any other plans of the Company or any Subsidiary of the Company qualifying under Section 423 of the Code) to accrue at a rate which exceeds the lesser of (i) $25,000 or (ii) 10% of the Employee's Base Pay of fair market value of the stock (determined on the basis of the fair market value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding.

    3.03. COMMENCEMENT OF PARTICIPATION. A Participant may elect to participate by executing the enrollment form prescribed for such purpose by the Committee which enrollment form may include an application for an account with the Company's designated broker. The enrollment form shall be filed with the Committee at any time prior to the first day of the next Participation Period. The Participant shall designate on the enrollment form the percentage of his or her Base Pay which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% to 10%. Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Employee.

    Section 4.  COMMON STOCK SUBJECT TO THE PLAN.

    4.01. NUMBER OF SHARES. The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate 250,000 shares of Common Stock. The Plan will be implemented by an Offering of shares of Common Stock (the "Offering"). The Offering shall begin on April 1, 1999 and shall terminate on April 30, 2004.

    4.02. REISSUANCE. The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock reacquired at any time and now or hereafter held as treasury stock of the Company as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

    Section 5.  ADMINISTRATION OF THE PLAN.

    5.01. COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee established by the Board of Directors (the "Committee") consisting of no less than two persons. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

    5.02. INTERPRETATION. The Committee shall be authorized (i) to interpret the Plan and decide any matters arising thereunder, and (ii) to adopt such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

    5.03. FINALITY. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

    5.04. VOTING BY COMMITTEE MEMBERS. Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

    5.05. EXPENSES. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

    5.06 NON-U.S. PARTICIPATION. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax and withholding procedures which vary with local requirements. With respect to any Participating Subsidiary which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives and purpose of the Plan, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions which sub-plans may be designed to be outside the scope of Code Section 423. The provisions of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 4.01, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

    Section 6.  PAYROLL DEDUCTIONS.

    6.01. AMOUNT OF DEDUCTION. At the time a Participant files his or her enrollment form authorizing payroll deductions pursuant to Section 3.03, he or she shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is a Participant in the Offering.

    6.02. PARTICIPANT'S ACCOUNT; NO INTEREST. All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall accrue on amounts credited to a Participant's account under the Plan, regardless of whether or not the funds in such account are ultimately used to acquire shares of Common Stock, unless required under local law.

    6.03. CHANGES IN PAYROLL DEDUCTIONS. A Participant may change the rate of payroll deductions, effective for the next Participation Period, by filing a new enrollment form with the Committee at any time prior to the first day of the Participation Period for which such change is to be effective. A Participant may also discontinue his or her participation in the Plan by notifying the Committee in accordance with the procedures established by the Committee for such purpose.

    6.04. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions unless required under local law.

    Section 7.  GRANT OF OPTION.

    7.01. TERMS AND CONDITIONS. A description of the terms and conditions of the Plan shall be made available to Participants in such form and manner as the Committee shall approve.

    7.02. NUMBER OF OPTION SHARES. On the first business day of each Participation Period during the term of the Plan, each Participant shall be deemed to have been granted an Option, subject to the limitations of Section 3.02, to purchase a maximum number of shares of Common Stock during the Participation Period equal to the number obtained by multiplying (i) the percentage of the Employee's Base Pay for that Participation Period which he or she has elected to have withheld pursuant to Section 6.01 by (ii) the Employee's Base Pay for that Participation Period and dividing the resulting product by
(iii) 85% of the Fair Market Value of one share of Common Stock of the Company on the first business day or on the last business day of that Participation Period, whichever is lower, provided, however, that in no event shall the total number of shares of Common Stock for which Options are granted exceed the number of shares set forth in Section 4.01. If the total number of shares of Common Stock for which Options would have been granted to Participants pursuant to the preceding sentence would have exceeded the number of shares set forth in Section
4.01 (absent the proviso in the preceding sentence), the Committee shall make a pro rata allocation of the shares of Common Stock available for grant to Participants' Options in such manner as it shall determine, in its sole discretion, to be reasonably practicable, uniform and equitable.

    7.03. OPTION PRICE. The Option price per share of the Common Stock subject to an Option shall be 85% of the Fair Market Value of one share of Common Stock on the first business day or on the last business day of the applicable Participation Period, whichever is lower.

    7.04. INTEREST IN OPTION STOCK. A Participant shall have no interest in shares of Common Stock covered by his or her Option until such Option has been exercised.

    7.05. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor Options granted to a Participant shall be transferable other than by will or the laws of descent and distribution and, during a Participant's lifetime, an Option shall be exercisable only by the Participant.

    7.06 TAX WITHHOLDING. In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an Option granted hereunder, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by
(i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

    Section 8.  EXERCISE OF OPTIONS.

    8.01. AUTOMATIC EXERCISE. Unless a Participant gives written notice to the Company of withdrawal pursuant to Section 9.01, his or her Option to acquire Common Stock with payroll deductions credited to his or her account for any Participation Period will be deemed to have been exercised automatically on the last business day of the applicable Participation Period for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions credited to his or her account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Common Stock for which Options have been granted to the Employee pursuant to Section 7.02), and any excess credited to his or her account at that time will be carried forward to the next Participation Period.

    8.02. FRACTIONAL SHARES. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over to the next following Participation Period.

    8.03. DELIVERY OF STOCK. As soon as reasonably practicable after each Participation Period, the Company will deliver to the Participant's account with the Company's designated broker, in such Participant's name, the shares of Common Stock purchased upon exercise of such Participant's Option. It is a condition of participation in the Plan that each Participant maintain an account with the broker designated by the Company. The Company reserves the right to change its designated broker from time to time in its sole discretion.

    Section 9.  WITHDRAWAL.

    9.01. IN GENERAL. A Participant may withdraw payroll deductions credited to his or her account for a Participation Period under the Plan at any time prior to the last business day of such Participation Period by giving written notice to the Committee. As soon as reasonably practicable after receipt by the Committee of his or her notice of withdrawal, the payroll deductions credited to the Participant's account for such Participation Period will be paid to him or her without interest (except to the extent required by local law), and no further payroll deductions will be made from his or her Base Pay for such Participation Period.

    9.02. CESSATION OF EMPLOYEE STATUS. In the event a Participant shall cease to be an Employee during a Participation Period for any reason, other than as a result of his or her death, the payroll deductions credited to his or her account for such Participation Period will be returned to him or her without interest (except to the extent required by local law) as soon as reasonably practicable thereafter.

    9.03. TERMINATION DUE TO DEATH. In the event a Participant shall cease to be an Employee during a Participation Period by reason of his or her death, his or her legal representative shall have the right to elect, by written notice to the Committee prior to the last business day of the Participation Period:

    (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan for such Participation Period without interest (except to the extent required by local law), or

    (b) to exercise the Participant's Option for such Participation Period with any excess in the Participant's account after exercise of the Option to be returned to the Participant's legal representative.

    In the event that no such written notice of election is duly and timely received by the Committee, the Participant's legal representative shall automatically be deemed to have elected, pursuant to clause (b) above, to exercise the Participant's Option.

    Section 10.  ADJUSTMENTS.

    10.01. CHANGES IN CAPITALIZATION. In the event that the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock (and the Option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to such adjustments and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section
4.01 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    10.02.  ACQUISITION, MERGER, SALE OF ASSETS, DISSOLUTION OR
LIQUIDATION. Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the
Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding Options (and of the shares of the Company's Common Stock for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Board of Directors shall be final, conclusive and binding for all purposes of the Plan.

    Section 11. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant's employment with the Company or any Subsidiary of the Company, as the case may be, at any time.

    Section 12. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, applicable NASDAQ National Market or stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations.

    Section 13. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan in any material adverse way without the consent of the affected Participant.

    Section 14. GOVERNING LAW. The Plan and any and all Option agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

    Section 15. NO STRICT CONSTRUCTION. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Committee.

    Section 16. SUCCESSORS. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

    Section 17. SEVERABILITY. If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

    Section 18.  PLAN PROVISIONS CONTROL.  Except as otherwise provided in
Section 5.06, the terms of the Plan govern all Options granted under the Plan, and in no event will any Option be granted under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such Option, the term in the Plan as constituted on the grant date of such Option shall control except as otherwise provided in Section 5.06.

    Section 19. HEADINGS. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

    Section 20. EFFECTIVE DATE OF THE PLAN. The Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after January 1, 1999. Unless at such meeting the Plan is approved and ratified by the stockholders of the Company, in the manner provided by the Company's By-Laws, then and in such event, the Plan shall become null and void and of no further force and effect. Subject to the immediately preceding sentence, the Plan shall be effective as of April 1, 1999. The Plan shall continue in effect until April 30, 2004 unless sooner terminated under Section 13.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Transaction Systems Architects, Inc. c/o Shareowner Services,-SM- P.O. Box 64873, St. Paul, MN 55164-9397.


                                DIRECTORS

1.  Directors recommend a vote FOR election of the following directors:

    01 William E. Fisher   02 David C. Russell        03 Jim D. Kever
    04 Promod Haque        05 Charles E. Noell, III   06 Larry G. Fendley

                / /  FOR ALL       / /  WITHHOLD
                     NOMINEES           ALL NOMINEES

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

                                                             / /

                          PLEASE FOLD HERE

PROPOSAL(S)

2. Approval of 1999 Stock Option Plan                            DIRECTORS
                                                                 RECOMMEND
              / / For      / / Against      / / Abstain             FOR

3. Approval of 1999 Employee Stock Purchase Plan

              / / For      / / Against      / / Abstain             FOR

4. Appointment of Independent Auditors

              / / For      / / Against      / / Abstain             FOR

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN             Dated: _____________, 1999
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE                              ______________________________
                                               Signature(s) in Box
Address Change? Mark Box / /
Indicate changes below:                        (If there are co-owners both
                                                must sign)

                                               THE SIGNATURE(S) SHOULD BE
                                               EXACTLY AS THE NAME(S) APPEAR
                                               PRINTED TO THE LEFT. IF A
                                               CORPORATION, PLEASE SIGN THE
                                               CORPORATION NAME IN FULL BY A
                                               DULY AUTHORIZED OFFICER AND
                                               INDICATE THE OFFICE OF THE
                                               SIGNER. WHEN SIGNING AS
                                               EXECUTOR, ADMINISTRATOR,
                                               FIDUCIARY, ATTORNEY, TRUSTEE
                                               OR GUARDIAN, OR AS CUSTODIAN
                                               FOR A MINOR, PLEASE GIVE FULL
                                               TITLE AS SUCH. IF A
                                               PARTNERSHIP, SIGN IN THE
                                               PARTNERSHIP NAME.

                                                 TRANSACTION SYSTEMS
                                                  ARCHITECTS, INC.

                                               1999 ANNUAL MEETING OF
                                                    STOCKHOLDERS

                                             TUESDAY, FEBRUARY 23, 1999
                                                      10:00 A.M.

                                               230 SOUTH 108TH AVENUE
                                                   OMAHA, NEBRASKA


    LOGO      TRANSACTION SYSTEMS ARCHITECTS, INC.
              230 SOUTH 108TH AVENUE, OMAHA, NEBRASKA                     PROXY
-------------------------------------------------------------------------------

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints William E. Fisher, Gregory J. Duman and David
P. Stokes, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation, to be held on Tuesday, February 23, 1999, at 10:00 a.m. CST at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, and at all adjournments thereof, and in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

                         SEE REVERSE FOR VOTING INSTRUCTIONS